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                                                                     EXHIBIT 3.2

                                                          Revised April 27, 1993
                                                          Revised April 23, 1996
                                                          Revised April 22, 1997
                                                          Revised April 22, 2003

                        AMENDED AND RESTATED REGULATIONS
                                       OF
                            FIRST FINANCIAL BANCORP.

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

                  SECTION 1.1. ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held in the fourth month following the close of the Corporation's fiscal year on such date, at such time, and such place within or without the State of Ohio as the Board of Directors may from time to time determine. Notice of such meeting shall be mailed, postage pre-paid at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation.

                  SECTION 1.2. SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called by the Chairman of the Board, by the President, by the Vice President authorized to exercise the authority of the President in the case of the President=s absence, death or disability, by resolution of the directors or by the holders of not less than one-half of the outstanding voting power of the Corporation.

                  SECTION 1.3. QUORUM. At all meetings of shareholders, the holders of record of a majority of shares entitled to vote at each meeting, present in person or by proxy, shall constitute a quorum, but no action required by law the (Amended) Articles or these Amended and Restated Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                  SECTION 1.4. PROXIES. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by the shareholder or his duly authorized agent, and submitted to the secretary of the Corporation or the inspectors of election at or before said meeting.

                                   ARTICLE II
                                    DIRECTORS

                  SECTION 2.1. NOMINATION. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. Shareholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Corporation not later than (i) with respect to an election to be held at any annual meeting of shareholders, 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held

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at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Such a notice timely given by a shareholder shall set forth certain information concerning such shareholder and his or her nominee(s), including: the name and address of the shareholder and each nominee; the age and principal occupation or employment of each nominee; the number of shares of equity securities beneficially owned by each nominee; a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and the consent of each nominee to serve as a director of the corporation if elected.
The corporation may also require any proposed nominee to furnish other information reasonably required by the corporation to determine the proposed nominee=s eligibility to serve as a director. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures and any person not nominated in accordance with the foregoing procedures shall not be eligible for election as a director.

                  SECTION 2.2. NUMBER. The number of directors of the Corporation, which shall not be less than nine nor more than twenty-five, shall be fifteen until increased or decreased at any time by the affirmative vote of two-thirds of the whole authorized number of directors or, at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class. Directors shall hold office in their respective classes for three-year terms. The election of directors shall be held at the annual meeting of shareholders for the class year of directors whose terms expire at the annual meeting, except that a majority of the directors in office at any time, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any director=s office that is created by an increase in the number of directors or by a vacancy; provided, however, that in any period between annual meetings of shareholders, the directors will not increase the number of directors by more than three. A vacancy is created by the death, resignation, removal or incapacity of a director prior to the end of his term or by the failure of the shareholders at any time to elect the whole authorized number of directors. A director may be removed for cause. Cause if defined to exist if a court of law finds a director guilty of a felony or has breached his fiduciary duty under the laws of Ohio.

                  SECTION 2.3. CLASSES OF DIRECTORS. The directors' terms are divided into three classes of terms consecutively expiring. The classes are known as Classes I, II and III. The directors of each class are shown on the Proxy Statement issued to shareholders of record.

                  SECTION 2.4. MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Ohio, as may be determined by the Board. Two day's notice of such meeting shall be given to each director, unless the Board of Directors has fixed a regular time and place for such meetings, in which case no notice shall be required for meetings held at such time and place. Meetings may be called by the Chairman of the Board, the President, or by any seven directors, upon giving the notice as herein required.

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                  SECTION 2.5. MANDATORY RETIREMENT. No person shall be elected or re-elected a director after reaching his seventieth (70th) birthday.

                  SECTION 2.6. DIRECTOR EMERITUS. The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

                  SECTION 2.7. COMMITTEES. The Board of Directors is authorized to create an Executive Committee of not less than three (3) members of the Board and such other committees as it sees fit, which, to the extent authorized by the Board of Directors, may exercise all powers of the Board of Directors between meetings of said Board, other than that of filling vacancies among the directors or any committee of the directors. The Board of Directors may designate any one of the directors of the Corporation as an alternate member of any committee to replace any absent or disqualified member at any meeting of such committee.

                                   ARTICLE III
                                    OFFICERS

                  SECTION 3.1. CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. He shall exercise such powers and duties, as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

                  SECTION 3.2. PRESIDENT. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Amended and Restated Regulations. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

                  SECTION 3.3. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Chief Executive Officer.

                  SECTION 3.4. SECRETARY. The Board of Directors shall appoint a Secretary who shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Amended and Restated Regulations to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary or imposed by these Amended and Restated Regulations. He shall also perform such other duties as may be assigned to him, from time to time by the Chief Executive Officer.

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                  SECTION 3.5. OTHER OFFICERS. All other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

                  SECTION 3.6. TERM OF OFFICE. All officers of the Corporation shall be chosen by the Board of Directors by a majority vote and shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders or until their successors are elected and duly qualified. The Board of Directors may remove any officer at any time with or without cause by a majority vote.

                  SECTION 3.7. RETIREMENT DATE. Normal retirement date for all employees is the employee's 65th birthday.

                                ARTICLE III-A IV
                                 INDEMNIFICATION

         The Corporation shall, to the full extent permitted by the General Corporation Law of Ohio, indemnify all persons whom it may indemnify pursuant hereto.

                                    ARTICLE V
                                  CERTIFICATES

                  SECTION 5.1. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the President or Chairman of the Board, and of the Secretary of the Corporation, the corporate seal, and such recitals as may be required by law. Such signatures and seal on the certificate may be facsimile signatures.

                  SECTION 5.2. Subject to any applicable provision of law or the Articles, transfers of shares of the Corporation shall be made only upon its books, upon surrender and cancellation of a certificate or certificates for the shares so transferred. Any certificate so presented for transfer shall be endorsed or shall be accompanied by separate written assignment or a power of attorney, signed by the person appearing by the certificate to be the owner of the shares represented thereby.

                  SECTION 5.3. Lost, Stolen, Destroyed, or Mutilated Certificates. The Corporation may, in its discretion, upon evidence satisfactory to it of the loss, theft, or destruction of any certificate for shares of the Corporation, authorize the issuance of a new certificate in lieu thereof, and may, in its discretion, require as a condition precedent to such issuance, the giving, by the owner of such alleged lost, stolen, or destroyed certificate, of a bond of indemnity, in form and amount, with surety, satisfactory to the Corporation, against any loss or damage which may result to, or claim which may be made against, the Corporation, or any transfer agent or registrar of its shares, in connection with such alleged lost, stolen, or destroyed, or such new, certificate. If any certificate for shares of the Corporation becomes worn, defaced, or mutilated, the Corporation may, upon production and surrender thereof, order that the same be canceled and that a new certificate be issued in lieu thereof.

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                                   ARTICLE VI
                                 CORPORATE SEAL

                  SECTION 6.1. CORPORATE SEAL. The Chairman of the Board, the President, Vice President, or Secretary or other officers designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. The seal of the Corporation shall be such as the Board of Directors may from time to time determine.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

                  SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

                  SECTION 7.2. EXECUTION OF INSTRUMENTS. All agreements, deeds, conveyances, transfers, certificates, and any other documents may be signed on behalf of the Corporation by the Chairman of the Board, or the President, or such other designated officers that the Board may designate from time to time.

                  SECTION 7.3. RECORDS. The Articles of the Corporation, the Amended and Restated Regulations and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

                                  ARTICLE VIII
                         AMENDMENT, ALTERATION OR REPEAL

                  SECTION 8.1. INSPECTION. A copy of the Amended and Restated Regulations, with all amendments thereto, shall at all times be kept in a convenient place at the office of the Corporation, and shall be open for inspection during all business hours.

                  SECTION 8.2. AMENDMENTS. The Amended and Restated Regulations may be amended, altered, repealed, or replaced only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose, unless such amendment, alteration, repeal or replacement is recommended by the affirmative vote of two-thirds of the whole authorized number of directors, in which case these Amended and Restated Regulations may be amended, altered, repealed or replaced by the affirmative vote of the holders of a majority of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose.